UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

Accenture SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, Kevin Campbell, group chief executive of the Technology growth platform of Accenture plc (the “Company” or “Accenture”), the general partner of Accenture SCA, informed the Company of his intention to resign from Accenture for personal reasons, effective immediately.

In connection with his departure from Accenture, the Company entered into an agreement with Mr. Campbell, pursuant to which, among other items, Mr. Campbell has agreed that he will not compete with the Company or solicit its clients or employees during the 12-month period following his separation from the Company. In exchange for agreeing to the terms of the separation arrangement, along with signing a general release of claims in favor of Accenture, Mr. Campbell will be entitled to receive, among certain other consideration: (1) cash payments totaling $3 million over a 12-month period and (2) the vesting of unvested equity comprised of (a) approximately 52,701 shares of time-vested restricted share units plus an additional number of shares to be determined based on actual dividends declared by the Company prior to the regular release dates in accordance with Mr. Campbell’s equity award agreements (“dividend shares”) and (b) up to an additional 90,510 shares of performance-based restricted share units (plus related dividend shares), subject to the Company’s achievement of certain performance goals. The separation agreement further provides that, among other remedies available to the Company, Mr. Campbell’s right to receive separation payments will be forfeited, and he will have an obligation to re-pay any separation payments received and forfeit any restricted share units that vest pursuant to the separation agreement, in the event that he breaches his restrictive covenants.

The foregoing summary of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, which is filed hereto as Exhibit 10 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are attached to this Current Report on Form 8-K

10	Letter agreement between the Company and Kevin Campbell, filed herewith.

99	News release issued March 1, 2012, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2012	ACCENTURE SCA, represented by its general partner, Accenture plc, itself represented by its duly authorized signatory
By: /s/ Julie S. Sweet
Name: Julie S. Sweet
Title: General Counsel, Secretary & Chief
Compliance Officer of Accenture plc, general partner of Accenture SCA